UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):    March 27, 2006

    Roberts Realty Investors, Inc.
(Exact Name of Registrant as Specified in Its Charter)

    Georgia
(State or Other Jurisdiction of Incorporation)

001-13183	56-2122873
(Commission File Number)	(IRS Employer Identification No.)

450 Northridge Parkway, Suite 302, Atlanta, Georgia (Address of Principal Executive Offices)	30350 (Zip Code)

    (770) 394-6000
(Registrant's Telephone Number, Including Area Code)

______________________________________________________
(Former Name or Former Address, if Changed Since Last Report)

        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

          Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

          Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

          Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

          Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01   Entry Into A Material Definitive Agreement

        Roberts Realty Investors, Inc., the registrant, conducts its business through Roberts Properties Residential, L.P. (the “operating partnership”), which owns all of Roberts Realty’s properties. Roberts Realty owns a 75.6% interest in the operating partnership and is its sole general partner. On March 22, 2006 – in accordance with the charter of Roberts Realty’s audit committee and Roberts Realty’s policy that all related party transactions be approved by the company’s independent directors – Roberts Realty’s audit committee and the other independent director approved the forms of two lease agreements between the operating partnership, as landlord, and each of Roberts Properties, Inc. and Roberts Properties Construction, Inc. (together, the “Roberts Companies”), as tenant. Each of the Roberts Companies is wholly owned by Charles S. Roberts, the Chief Executive Officer, President and Chairman of the Board of Directors of Roberts Realty.

        The leases are for space in the Northridge office building in Sandy Springs, Georgia owned by the operating partnership. On March 27, 2006, the operating partnership entered into a lease agreement with each of the Roberts Companies. These leases supersede the month-to-month leases that were previously in effect, and the new terms are effective as of January 1, 2006.

        The terms of the lease to Roberts Properties, Inc. include a total of 5,336 rentable square feet for a one-year term at a rate of $19.00 per rentable square foot. The tenant has three one-year options to renew its lease for all or part of the premises upon three months’ prior written notice to be negotiated at market rents, but in no event less than the base rent at the end of the term.

        The terms of the lease to Roberts Properties Construction, Inc. include a total of 1,542 rentable square feet for a one-year term at a rate of $19.00 per rentable square foot. The tenant has three one-year options to renew its lease for all or part of the premises upon three months’ prior written notice to be negotiated at market rents, but in no event less than the base rent at the end of the term.

        The above terms and conditions are consistent with recent lease agreements relating to space in the Northridge office building between the operating partnership and unrelated third parties.

Signatures

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be filed on its behalf by the undersigned hereunto duly authorized.

ROBERTS REALTY INVESTORS, INC.

Dated: March 27, 2006	By: /s/ Michael A. Quinlan Michael A. Quinlan Chief Financial Officer

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